                                                                   EXHIBIT 10.14

                            BAM! ENTERTAINMENT, INC.

                        SERIES C STOCK PURCHASE AGREEMENT

                                  MAY 24, 2001



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                                    EXHIBITS

Exhibit A       -   Second Amended and Restated Certificate of Incorporation
Exhibit B       -   Registration Rights Agreement
Exhibit C       -   Proprietary Information and Inventions Agreement
Exhibit D       -   Bylaws of the Company
Exhibit E       -   Opinion of Counsel to the Company
Exhibit F       -   Co-Sale and Right of First Refusal Agreement


                                    SCHEDULES

Schedule 1           -     Schedule of Purchasers
Schedule 2.2(a)      -     Contingent Reserved Common Shares
Schedule 2.2(d)      -     Stockholders and Option Holders List
Schedule 2.3         -     Subsidiaries
Schedule 2.7         -     Litigation
Schedule 2.8(a)      -     Material Intellectual Property
Schedule 2.8(b)      -     Certain IP Agreements
Schedule 2.10        -     Material Agreements
Schedule 2.10(b)     -     Nonbinding Contracts
Schedule 2.11        -     Liabilities
Schedule 2.13        -     Conflicts
Schedule 2.17        -     Employee Benefit Plans
Schedule 2.24        -     Financial Statements
Schedule 2.25(d)     -     Changes; Contracts/Agreements
Schedule 2.25(e)     -     Changes; Compensation/Agreements with employees,
                           representatives, agents, officers, directors or stockholders
Schedule 2.25(i)     -     Changes; Loans/Guarantees

                        SERIES C STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 24, 2001, is entered into by and among BAM! Entertainment, Inc., a Delaware corporation (with its predecessors and successors, the "Company"), and the parties listed on Schedule 1 hereto (each, individually, a "Purchaser" and, collectively, the "Purchasers").

                                   WITNESSETH:

        A. The Company, successor in interest to Bay Area Multimedia, Inc., a California corporation, was formerly known as Bay Area Multimedia, Inc., a Delaware corporation.

        B. Subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers severally desire to purchase from the Company, shares of the Company's Series C Preferred Stock, par value $0.001 per share, for an aggregate purchase price of up to $10,000,000, as partially set forth on Schedule 1 attached hereto.

        C. The Purchasers and the Company desire to set forth their mutual agreements with respect to such purchase and sale and to establish various rights and obligations in connection therewith.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Purchase and Sale of Preferred Stock..

                1.1 Sale and Issuance of Series C Preferred Stock.

                        (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Restated Certificate").

                        (b) Subject to the terms and conditions of this Agreement, each Purchaser severally (but not jointly) agrees to purchase at the Closing, and the Company agrees to sell and issue to such Purchaser at the Closing, such number of shares of the Company's Series C Preferred Stock, par value $0.001 per share, as set forth opposite such Purchaser's name on Schedule 1 attached hereto, at a purchase price of $22.553 per share, and for the total purchase price indicated with respect to such Purchaser on Schedule 1, representing an aggregate purchase price of up to $10,000,000 for all Purchasers. The shares of Series C Preferred Stock to be issued to the Purchasers pursuant to this Agreement shall hereinafter be referred to as the "Series C Preferred Stock."

                1.2 Closing; Delivery. The closing of the purchase and sale of the Series C Preferred Stock (the "Closing") shall take place at one or more closings. All Closings shall be held at the offices of Doty Sundheim & Gilmore, 260 Sheridan Avenue, Suite 200, Palo Alto,



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California. The first Closing shall occur at 9:00 a.m. Pacific Standard Time on
May 4, 2001, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (the "Initial Closing" and the "Closing Date"). The subsequent Closings shall occur at such times as approved of by the parties to such Closing. At each Closing, the Company shall deliver to each Purchaser a certificate registered in the name of such Purchaser representing the Series C Preferred Stock being purchased thereby against payment of the purchase price therefor, which shall be payable by check or by wire transfer of immediately available funds to an account designated by the Company. The Company and each Purchaser shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as may be reasonably necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

                1.3 Use of Proceeds. The Company shall apply the proceeds received hereunder from the sale of the Series C Preferred Stock to pay for the reasonable expenses of the Company associated with the issuance of the Series C Preferred Stock, to fund continued product and service development, to fund a broader market launch of the Company's services, to build corporate infrastructure and for general working capital purposes.

                1.4 Reservation of Additional Shares of Series C Preferred Stock. As set forth in the Restated Certificate, the Company has reserved a total of 443,400 shares of its Series C Preferred Stock, par value $0.001 per share, for issuance and sale pursuant to this Agreement.

        2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each of the Purchasers, as follows:

                2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement, the "Co-Sale and Right of First Refusal Agreement" and the "Registration Rights Agreement" (as defined in Section 2.4 below) (collectively, the "Transaction Agreements"), and to carry out the transactions contemplated by each of the Transaction Agreements. The Company is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business (as now conducted), financial or other condition, operating results, assets or properties of the Company (each such effect, a "Material Adverse Effect").

                2.2 Capitalization. The authorized capital stock of the Company consists, or will consist, immediately prior to the Closing, of:

                        (a) 10,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of which 327,385 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, are fully-paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has reserved 976,220 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock (as defined below), 320,000 shares of Common Stock for issuance upon conversion of the Company's Series B Preferred Stock, par value $0.001 per share, 443,400



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shares of Common Stock for issuance upon conversion of the Company's Series C
Preferred Stock, par value $0.001 per share, 325,000 shares of Common Stock for issuance pursuant to the exercise of options issued or reserved for issuance under stock incentive plans currently effective (the "Stock Plan"), 43,500 shares of Common Stock for issuance upon exercise of warrants to purchase Common Stock issued to PAR Capital (30,000 shares), K&L 2000 LLC (10,000 shares) and Morgan Keegan & Company, Inc. (3,500 shares) (the foregoing warrants being collectively called the "Warrants") and shares issuable upon exercise of the Warrants being collectively called the "Warrant Shares"). Except as set forth in
Schedule 2.2(a), there are no other Common Shares to be issued (the "Contingent Reserved Common Shares").

                        (b) 3,000,000 shares of Preferred Stock with a par value of $0.001 per share (the "Preferred Stock"), of which 976,220 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding, 320,000 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock"), 294,620 of which are issued and outstanding, and 443,400 shares have been designated as Series C Preferred Stock (the "Series C Preferred Stock"), all of which may be issued and outstanding upon the Closing.

                        (c) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the conversion privileges of the Series B Preferred Stock, (C) the conversion privileges of the Series C Preferred Stock,
(D) currently authorized options to purchase 110,750 shares of Common Stock granted to employees pursuant to the Stock Plan, (E) the Warrants and the (F) Contingent Reserved Common Shares (collectively, the "Common Stock Equivalents"): (i) no subscription right, warrant, option, convertible security or other right or interest (contingent or otherwise) to purchase or acquire any shares of capital stock, of the Company is authorized, issued or outstanding;
(ii) the Company does not have any obligation (contingent or otherwise) (a) to issue any subscription right, warrant, option, convertible security or other such right or interest or (b) to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and
(iii) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                        (d) Attached hereto as Schedule 2.2(d) is a true and complete list of the stockholders of the Company and all holders of any options or warrants of the Company, showing the number of shares of capital stock, options or warrants of the Company held by each such person as of the date hereof. Except as provided in Schedule 2.2(a) and Schedule 2.2(d), there are no other holders of any subscription right, option, warrant, convertible security or other right or interest that is convertible into or exercisable for shares of capital stock of the Company, and there are no statutory or, to the Company's knowledge, contractual stockholders' preemptive rights, rights of first refusal or any similar rights relating to the acquisition of the capital stock of the Company.

                2.3 Subsidiaries. Except as specified in Schedule 2.3, the Company does not have any subsidiaries or own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, joint venture, association, trust, estate, limited liability partnership, joint stock company, unincorporated organization or government or



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any agency or political subdivision thereof, or other entity or organization
(each of the foregoing, together with any individual, being sometimes referred to herein as a "Person"). Schedule 2.3 sets forth, as of the Initial Closing and giving effect to the transactions contemplated hereby, a complete and current list of the outstanding equity interests and the stockholders of the Company's subsidiaries.

                2.4 Authorization. All corporate action on the part of the Company, its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of shares of the Series C Preferred Stock pursuant to the terms of this Agreement and the Common Stock issuable upon conversion of the Series C Preferred Stock has been taken or will be taken prior to the Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws or equitable principles relating to the availability of specific performance, injunctive relief, or other equitable remedies; or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                2.5 Compliance with Securities Laws; Valid Issuance of Securities. The Series C Preferred Stock being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully-paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws. Shares of the Common Stock issuable upon conversion of the Series C Preferred Stock purchased hereunder have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully-paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and applicable federal and state securities laws.

                2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, foreign, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Agreements, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

                2.7 Litigation. Except as set forth on Schedule 2.7, there is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently overtly threatened against the Company or any of its subsidiaries, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitations, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or expressly subject to the provisions of any order, writ, injunction, judgment or decree of any court, administrative agency, government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate.

                2.8 Intellectual Property.

                        (a) To the best knowledge of the Company, the Company has sufficient title and ownership of, or rights by license or other agreement to, all patents, patent applications, trademarks, service marks, trade names, domain names, URLs, copyrights, trade secrets, software, source codes, object codes and other intellectual property rights used by the Company in its business or necessary to conduct its business as currently conducted ("Intellectual Property"). The Company has not received any written communications alleging that the Company has violated or, by conducting its business as now conducted, would violate any of the rights in the Intellectual Property of any other Person. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. The Company has not licensed any of the Intellectual Property to any other Person, nor does any other Person have an option or any other right to acquire any of the Intellectual Property other than in the ordinary course of business (except for the Intellectual Property that is in the public domain). Schedule 2.8(a) sets forth a list of the Company's material intellectual property.

                        (b) All licenses or agreements listed in Schedule 2.8(b) (the "Certain IP Agreements") are in full force and effect and to the best knowledge of the Company there is no default by any party thereto. True and complete copies of all Certain IP Agreements, and any amendments thereto, have been made available to the Purchasers, and to the best knowledge of the Company, the licensors under the Certain IP Agreements to which the Company is granted rights, to the best of the Company's knowledge, have all requisite power and authority to grant the rights purported to be conferred thereby. None of the products manufactured and sold, nor any process or know-how used, by the Company under the Certain IP Agreements infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person.

                2.9 Compliance with Other Instruments. The Company is not in violation or in default of any provisions of (i) its Certificate of Incorporation, as amended, or Bylaws or (ii) any order, writ, injunction, judgment, instrument, decree or contract to which it is a party or by which it is bound or (iii) to the Company's knowledge, any provision of a federal or state statute, rule or regulation applicable to the Company, which violations or defaults would in the case of the items described in clauses (ii) and (iii), either individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby do not and will not, with or without the passage of time and/or the giving of notice: (a) result in any such violation or conflict with or constitute a default under any such provision, order, writ, injunction, judgment, instrument, decree or contract or any such statute, rule or regulation; (b) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or any assets of the Company; or (c) give any third party the right to modify, terminate or accelerate any obligation under any such provision, order, writ, injunction, judgment, instrument, decree or contract.

                2.10 Agreements. Schedule 2.10 sets forth a list of all material agreements, contracts, understandings or commitments, written or oral (collectively, "Material Agreements"), to which the Company is a party or by which it is bound. As used herein, Material Agreements shall mean:

                        (a) Agreements, contracts, understandings or commitments between the Company and any of its subsidiaries, officers, directors or affiliates or any of such officers', directors' or affiliates' immediate family members.

                        (b) Agreements, contracts, understandings or commitments to which the Company or any of its affiliates is a party or by which it is bound that involve obligations (contingent or otherwise) of, or payments to, the Company in excess of, $250,000.

                        All of such agreements, contracts understanding or commitments are valid, binding and in full force and effect with respect to the Company or any of its subsidiaries, except as set forth on Schedule 2.10(b), and there has been no material default by the Company under any of the foregoing nor to the Company's knowledge has there been any material default by any other party thereto.

                2.11 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 2.11, since the Statement Date (as hereafter defined), the Company and any of its subsidiaries has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of the Company's capital stock; (ii) incurred any indebtedness on behalf of the Company for money borrowed or incurred any other liabilities in excess of $50,000 individually, or in excess of $100,000 in the aggregate to any one creditor; (iii) made any loans or advances to any Person in the name of or with respect to the Company, other than ordinary advances for expenses incurred in the ordinary course of business consistent with past practices; or (iv) sold, exchanged or otherwise disposed of any of the Company's assets or rights, other than in the ordinary course of business consistent with past practices.

                2.12 Disclosure. None of the representations or warranties of the Company contained in this Agreement, the schedules and exhibits attached hereto, nor any certificate furnished or to be furnished to the Purchasers at Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                2.13 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its subsidiaries or officers or directors of the Company or its subsidiaries or, to the knowledge of the Company or its subsidiaries, such officers' or directors' respective spouses or immediate family members, for any amount whatsoever. Except as set forth on Schedule 2.13 attached hereto, none of the Company's subsidiaries or officers or directors of the



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Company or its subsidiaries or, to the knowledge of the Company or its subsidiaries, no member of such officers' or directors' immediate families (x) are, directly or indirectly, indebted to the Company or, (y) have any direct or indirect ownership interest in any Person (A) with which the Company is affiliated or (B) with which the Company has a material business relationship, or (C) which competes with the Company; except that for purposes of this clause
(y), officers, directors and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the best of the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

                2.14 Registration Rights and Voting Rights. Except as contemplated in the Registration Rights Agreement, there are no agreements, written or oral, between the Company and any Person relating to the registration of its capital stock under federal or state securities laws, including piggyback registration rights. To the knowledge of the Company, no stockholders of the Company have entered into any agreements with respect to the voting of shares of the capital stock of the Company.

                2.15 Private Placement. Subject to and in reliance in part on the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Series C Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

                2.17 Employee Benefit Plans. Except as specified in Schedule 2.17, the Company does not have any employee benefit plan and is not a party to any multiemployer plan as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended.

                2.18 Tax Returns and Audits. The Company and, to the Company's knowledge, any of its subsidiaries has accurately prepared and timely filed all material federal, state, foreign, local and other tax returns required by law to be filed by each of them, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements in all material respects to the extent required by generally accepted accounting principles applied on a consistent basis and as in effect in the United States ("GAAP") for all current taxes and other charges to which the Company or its subsidiaries is subject and which are not currently due and payable. There are no additional assessments or adjustments pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries for any period, and to the

Company's knowledge, there is no basis for any such assessment or adjustment that would be material.

                2.19 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral contract, commitment, agreement or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending or, to the knowledge of the Company, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving the employees, representatives or agents of the Company. The Company has complied in all material respects with all applicable federal and state equal employment opportunity laws and regulations and with all other laws and regulations related to employment and labor issues. The Company has not received any notice of any plan of any key employee to terminate his or her employment with the Company.

                2.20 Proprietary Information and Inventions Agreements. Each current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form attached as Exhibit C. The Company, after reasonable investigation, is not aware that any of its current employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. To the Company's knowledge, no consultants to or vendors of the Company have had any access to confidential information of the Company who are not bound by non-disclosure agreements.

                2.21 Permits. The Company has all franchises, permits, licenses and any other governmental authorizations necessary for the conduct of its business as now being conducted, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other authorizations.

                2.22 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to each of the Purchasers. As of the Closing, the Bylaws of the Company shall be in the form of the Bylaws attached hereto as Exhibit D. The copy of the minute book of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders of the Company and all actions by written consent without a meeting by the directors and stockholders of the Company since the date of the incorporation of the Company, and reflects all actions by the directors (and any committee of directors) and stockholders of the Company with respect to all transactions referred to in such minutes accurately in all material respects.

                2.23 Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and Section 1.897-2(c) of the Treasury Regulations promulgated thereunder.

                2.24 Financial Statements. The Company has made available to the Purchasers (i) an audited balance sheet as of June 30, 2000; (ii) an audited income statement as of June 30,



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2000; (iii) an unaudited balance sheet as of March 31, 2001 (the "Statement
Date"); and (iv) an unaudited income statement for the three months ended March 31, 2001, copies of which are included as Schedule 2.24 (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and are complete and correct in all material respects and fairly present the consolidated financial condition and operating results of the Company as of the Statement Date and for the period presented. Except as set forth in the Financial Statements, the Company does not have any material liabilities, contingent or otherwise, other than (i) liabilities paid or incurred in the ordinary course of business subsequent to the Statement Date, and (ii) obligations under contracts and commitments incurred in the ordinary course of business.

                2.25 Changes. Since the Statement Date and except as contemplated by this Agreement and the exhibits and schedules hereto, there has not been:

                        (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except for changes in the ordinary course of business or that have not resulted in a Material Adverse Effect;

                        (b) any damage, destruction or loss to property, whether or not covered by insurance, resulting in a Material Adverse Effect;

                        (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company except in the ordinary course of business or that has not resulted in a Material Adverse Effect;

                        (d) any material change to a material contract or agreement by which the Company or any of its assets are bound or subject, except as specified in Schedule 2.25(d);

                        (e) any material change in any compensation arrangement or agreement with any employee, representative, agent, officer, director or stockholder of the Company, except as specified in Schedule 2.25(e);

                        (f) any resignation or termination of employment of any officer, director or key employee of the Company and, to the best of the Company's knowledge, the Company does not know of any impending resignation or termination of employment of any such officer, director or key employee;

                        (g) receipt of notice that there has been a loss of, or material order cancellation by, any major advertiser or major customer of the Company other than in the ordinary course of business;

                        (h) any mortgage, pledge, transfer of a security interest in, lien or encumbrance, created by the Company, with respect to any of its capital stock, properties or assets, except liens for taxes not yet due or payable;

                        (i) any loans or guarantees made by the Company to or for the benefit of its employees, representatives, agents, officers or directors, or any members of their



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immediate families, other than ordinary advances for expenses incurred in the ordinary course of business, except as specified in Schedule 2.25(i);

                        (j) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by the Company other than the purchase of capital stock of officers, directors or employees who have terminated their relationship with the Company; or

                        (k) any arrangement or commitment by the Company to do anything described in this Section 2.25.

                2.26 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety where such violation is likely to result in a Material Adverse Effect, and no material expenditures are presently required by the Company in order to comply with any such applicable statute, law or regulation.

                2.27 FCPA. The Company has complied in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), in obtaining any consents, licenses, approvals, authorizations, rights, and privileges in connection with the conduct of its business, and has otherwise conducted its business in all material respects in compliance with the FCPA. The Company's internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

                2.28 Projections. Any projections provided to the Purchasers by the Company were made in good faith and were based upon reasonable assumptions when made.

        3. Representations and Warranties of Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, with respect to itself only, that:

                3.1 Accredited Investor; Authorization. Such Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has the corporate, partnership or individual, as the case may be, power and authority to enter into and perform this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally; or
(ii) as such enforceability may be limited by laws or equitable principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                3.2 No Conflict With Other Agreements. The execution, delivery and performance of the Transaction Agreements to which such Purchaser is a party and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in a violation or default of any provisions of such Purchaser's charter, bylaws, partnership agreement, certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational document or of any order, writ, injunction, judgment, instrument, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any material provision of a federal or state statute, rule or regulation applicable to such Purchaser.

                3.3 Investment Experience. Such Purchaser is a regular purchaser of securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company.

                3.4 Distribution. The Series C Preferred Stock (and the Common Stock issuable upon conversion thereof) is being acquired for such Purchaser's own account, and not as nominee or agent, for the present intention of holding such securities for purposes of investment and not with a view to or for resale in connection with any distribution thereof. Such Purchaser further represents, severally and not jointly, that it understand and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Series C Preferred Stock (and the Common Stock issuable upon conversion thereof), whether upon initial issuance or upon any transfer thereof, shall bear legends, prominently stamped or printed thereon, reading substantially as follows:

        (a) Federal Legend. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

        (b) any legend required by applicable state securities laws.

        The Company need not register a transfer of legended Series C Preferred Stock, and may also instruct its transfer agent not to register the transfer of the Series C Preferred Stock, unless the conditions specified in the foregoing legends are satisfied.

                3.5 Disclosure of Information. Such Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

                3.6 Restricted Securities. Such Purchaser understands that the shares of Series C Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended.

                3.7 Further Representations by Foreign Purchasers. If a Purchaser is not a United States person, such Purchaser hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for shares of Series C Preferred Stock or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of shares of Series C Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of shares of Series C Preferred Stock. Such Purchaser's subscription and payment for, and his or her continued beneficial ownership of shares of Series C Preferred Stock, will not violate any applicable securities or other laws of his or her jurisdiction.

                3.8 Not Formed for Investment. Such Purchaser was not formed for the purpose of making an investment in the Company.

        4. Conditions of Purchasers' Obligations at the Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by such Purchaser.

                4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Initial Closing.

                4.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

                4.3 Compliance Certificate. The President of the Company shall deliver to each Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                4.5 Opinion of Company Counsel. The Purchasers shall have received from Doty Sundheim & Gilmore, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E attached hereto.

                4.6 Supporting Documents. The Purchasers shall have received the following:

                        (a) A copy of resolutions of the Board of Directors of the Company authorizing and approving the Transaction Agreements and copies of resolutions of the Board of Directors and stockholders of the Company authorizing and approving the adoption of the Restated Certificate that is contemplated by this Agreement, all such resolutions to be certified by the Secretary of the Company;

                        (b) A Certificate of Incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the Transaction Agreements and further certifying that the Restated Certificate and Bylaws of the Company delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified except as required by this Agreement; and

                        (c) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as any Purchaser or its legal counsel may reasonably request.

                4.7 Board of Directors. As of the Initial Closing, the Company's Board of Directors shall consist of no more than 8 members. Effective as of the time of the Initial Closing, by appropriate action of the Board of Directors and/or the Stockholders of the Company, one person designated by PAR Capital Management, Inc. ("PAR" and such designee the "PAR Designee") shall be elected or appointed to the Company's Board of Directors, if not already on the Board of Directors. All other members of the Company's Board of Directors (not to exceed 7 in number) shall remain as members of the Board of Directors, subject to the provisions of the Company's Restated Certificate and Bylaws as from time to time in effect.

                4.8 Registration Rights Agreement. The Company, each Purchaser that is a party thereto and the other parties thereto shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

                4.9 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the date of the Closing, which shall continue to be in full force and effect as of the date of the Closing.

                4.10 Employment Agreements. The members of the Company's senior management shall have entered into a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit C.

                4.11 Co-Sale and Right of First Refusal Agreement. The Company, Raymond C. Musci, Anthony R. Williams and each Purchaser shall have executed and delivered the Co-Sale and Right of First Refusal Agreement substantially in the form attached hereto as Exhibit F.

        5. Conditions of the Company's Obligations at the Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in writing; provided, however, that the non-fulfillment of a condition by a Purchaser will not relieve the Company of its obligation to each other fulfilling Purchaser.

                5.1 Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

                5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing shall have been performed or complied with.

                5.3 Registration Rights Agreement. Such Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

                5.4 Payment of Purchase Price. Each Purchaser shall have delivered the purchase price specified in Section 1.1 of this Agreement.

                5.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

        6. Post-Closing Covenants. The Company and Purchasers agree as follows with respect to the period following the Closing.

                6.1 Financial Reporting. The Company shall provide Purchasers with the following periodic reports: (a) as soon as available, but in any event within forty five (45) days after the end of each quarter accounting period in each fiscal year, unaudited statements of income, operations and cash flows of the Company for such quarterly period and unaudited balance sheets of the Company as of the end of such quarter period and all such statements shall be prepared in accordance with GAAP (provided, however, that such statements need not comply with the footnote disclosure requirements of GAAP); and (b) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, audited statements of income, operations, retained earnings and cash flows of the Company for such fiscal year and audited balance sheets of the Company as of the end of such fiscal year, all prepared in accordance with GAAP, all in reasonable detail and duly certified by the accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements.

                6.2 Participation Rights. Purchasers shall have the right, but not the obligation, to participate pro rata (on the same terms and at the same price) in any offering and sale of stock (common or preferred) made by the Company to any person or entity after the date of this Agreement (the "Purchaser Participation Right"); provided, however, that this Section 6.2 shall not apply in the case of the grant of options to officers, directors and employees pursuant to the terms of the Stock Plan, the purchase of Common Stock upon the exercise of such options or the purchase of Warrant Shares upon the exercise of the Warrants. The Purchaser Participation Right shall expire and terminate upon the successful completion by the Company of a Qualified Public Offering (as defined in Exhibit A) and shall not apply in the event of a Qualified Public Offering.

                6.3 Compensation Committee. PAR Designee shall be a member of the Company's Compensation Committee (the "Compensation Committee"). All compensation arrangements of the Company's key employees, officers and directors shall be approved by the Compensation Committee; provided, however, that so long as less than a majority of the Compensation Committee consists of outside directors such approval shall require an affirmative vote or consent of the PAR Designee. For the purpose of this Section 6.3, "outside directors" shall not include any director employed by the Company or who holds (individually or through an entity or entities) at least 1% of the outstanding capital stock of the Company.

        7. Miscellaneous.

                7.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.

                7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                7.3 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any other than the parties hereto and the respective successors or assigns of such parties, any rights, remedies, obligations or liabilities whatsoever.

                7.4 Governing Law. THE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

                7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                7.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S.

mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on Schedule 1 hereto, or as subsequently modified by written notice, and:

                (a)      if to the Company:

                         BAM! Entertainment, Inc.
                         333 West Santa Clara Street
                         Suite 930
                         San Jose, California  95113
                         Attention:  Raymond C. Musci
                         Facsimile:  (408) 298-9600

                         with a copy to:

                         Doty Sundheim & Gilmore
                         260 Sheridan Avenue
                         Suite 200
                         Palo Alto, California  94306
                         Attention:  George M. Sundheim III, Esq.
                         Facsimile:  (650) 327-0101

                (b)      if to PAR:

                         PAR Capital Management, Inc.
                         One Financial Center, Suite 1600
                         Boston, MA  02111
                         Attention:  David Tobin
                         Facsimile:  (617) 556-8875

                         with a copy to:

                         Goodwin, Proctor & Hoar, LLP
                         Exchange Place
                         Boston, MA  02109
                         Attention:  Jeffrey C. Hadden
                         Facsimile:   (617) 523-1231

                (c) To any other Purchaser: The address reflected on the signature page to this Agreement or at such other address or addresses as shall have been furnished in writing by such party to the other parties to this Agreement.

                7.8 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee(s) or commission in connection with this transaction for which any other party hereto could become liable. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of any finder's fee(s) (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company has engaged Morgan Keegan as placement agent for the shares of Series C Preferred Stock being sold hereunder and shall be responsible for the payment of all fees and other amounts payable to Morgan Keegan in connection therewith. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee(s) (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

                7.9 Expenses. Each party shall bear its own cost and expenses incurred with respect to this Agreement and the documents referred to herein including attorney's fees.

                7.10 Amendments and Waivers. Any term of this Agreement may be amended or waived, and this Agreement may be terminated, with the written consent of the Company and Purchasers representing at least a majority of the outstanding Series C Preferred Stock (or the Common Stock issuable upon conversion thereof) purchased hereunder. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each holder or transferee of the Series C Preferred Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

                7.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, and all such remaining provisions hereof shall be enforceable in accordance with their terms.

                7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Series C Preferred Stock (or the Common Stock issuable upon conversion thereof) or to the Company, upon any breach or default of the Company or by any Purchaser under this Agreement, shall impair any such right, power or remedy of any Purchaser or the Company, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser or the Company, as the case may be, of any breach or default under this Agreement, or any waiver on the part of any Purchaser or the Company, as the case may be, of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                7.13 Entire Agreement. This Agreement, the Registration Rights Agreement and the other documents referred to herein to which any Purchaser is a party constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and this Agreement supersedes all prior agreements and understanding among the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or representatives as of the date first written above.

                                    COMPANY:

                                    BAM! ENTERTAINMENT, INC.


                                    By: /s/ RAYMOND C. MUSCI
                                        ----------------------------------------
                                        Raymond C. Musci, President


                                    By: /s/ GEORGE M. SUNDHEIM, III
                                        ----------------------------------------
                                        George M. Sundheim, III, Secretary


                                    PURCHASERS:

                                    PAR CAPITAL MANAGEMENT, INC.

                                    By:  /s/ DAVID E. TOBIN
                                        ----------------------------------------
                                        Name:  David E. Tobin
                                        Title: Vice President

                                    MORGAN KEEGAN EARLY STAGE FUND, L.P.

                                    By: MERCHANT BANKERS, INC. as the general
                                        partner of Morgan Keegan Early Stage
                                        Fund, L.P.

                                        By: /s/ MINOR PERKINS
                                            ------------------------------------
                                            Name:  Minor Perkins
                                            Title: Vice President


                                    /s/ RAYMOND C. MUSCI
                                    --------------------------------------------
                                    Raymond C. Musci

                                    /s/ ANTHONY R. WILLIAMS
                                    --------------------------------------------
                                    Anthony R. Williams

                                    /s/ ROBERT HOLMES
                                    --------------------------------------------
                                    Robert Holmes

                                    /s/ STEPHEN AMBLER
                                    ----------------------------------------
                                    Stephen Ambler

                                    /s/ JOSEPH MORICI
                                    ----------------------------------------
                                    Joseph Morici

                                    /s/ MARK DYNE
                                    ----------------------------------------
                                    Mark Dyne

                                    /s/ KEVIN BERMEISTER
                                    ----------------------------------------
                                    Kevin Bermeister

                                    /s/ ANTHONY NEUMANN
                                    ----------------------------------------
                                    Anthony Neumann


                                    FIMAS, a Partnership

                                    By:  /s/ GEORGE M. SUNDHEIM, III
                                         -----------------------------------
                                         Name: George M. Sundheim, III
                                         Its:  General Partner

                                    /s/ PAMELA COLBURN
                                    ----------------------------------------
                                    Pamela Colburn

                                    /s/ TERRY PHILLIPS
                                    ----------------------------------------
                                    Terry Phillips

                                    /s/ DAVID P. CLARK
                                    ----------------------------------------
                                    David P. Clark

                                    /s/ STEVEN J. MASSARSKY
                                    ----------------------------------------
                                    Steven J. Massarsky


                                    K&L 2000 LLC

                                    By:  /s/ PAUL W. SWEENEY, JR.
                                         -----------------------------------
                                         Name:  Paul W. Sweeney, Jr.
                                         Title: Admin. Partner -- LA

                                    EXHIBIT A

        Form of Second Amended and Restated Certificate of Incorporation

                                    EXHIBIT B

                          Registration Rights Agreement

                                    EXHIBIT C

            Form of Proprietary Information and Inventions Agreement

                                    EXHIBIT D

                              Bylaws of the Company

                                    EXHIBIT E

                    Form of Opinion of Counsel to the Company

                                    EXHIBIT F

                  Co-Sale and Right of First Refusal Agreement

                                   SCHEDULE 1


                             Schedule of Purchasers


                                                   NUMBER OF SHARES OF               PURCHASE
           PURCHASER                             SERIES C PREFERRED STOCK             PRICE
           ---------                             ------------------------           ----------
PAR Capital Management, Inc.                              88,680                    $2,000,000

Raymond C. Musci                                          13,302                    $  300,000

Anthony R. Williams                                       13,302                    $  300,000

Morgan Keegan Early Stage Fund, L.P.                      88,680                    $2,000,000

Robert Holmes                                              6,651                    $  150,000

Stephen Ambler                                             1,109                    $   25,000

Joseph Morici                                                887                    $   20,000

Mark Dyne                                                  4,434                    $  100,000

Kevin Bermeister                                           4,434                    $  100,000

K & L 2000 LLC                                             1,109                    $   25,000

Pam Colburn                                                1,109                    $   25,000

Anthony Neumann                                            1,109                    $   25,000

Terry Phillips                                            13,302                    $  300,000

Steve Massarsky                                            2,217                    $   50,000

David Clark                                                4,434                    $  100,000

FIMAS, L.P., a Partnership                                   900                    $   20,297.70

TOTAL                                                    245,659                    $5,540,297.70

                                 SCHEDULE 2.2(a)

                        Contingent Reserved Common Shares


Franchise Films, Inc.                         131,625
Spyglass Entertainment Group, L.P.            100,000

                                 SCHEDULE 2.2(d)

                      Stockholders and Option Holders List

COMMON STOCKHOLDERS

Raymond C. Musci                                                  123,609
Robert E. Lloyd                                                     9,750
Tracy Ann Sebastian                                                 9,750
Philip L. Rosenberg                                                 9,750
Robert Holmes                                                      32,224
Gary Nemetz                                                         9,750
D&S Partners, a California General Partnership                      9,750
Anthony R. Williams                                                89,897
Kevin Bermeister                                                    3,656
Mark Dyne                                                           3,656
Elie Samaha                                                         7,312
FIMAS, L.P., a Partnership                                          3,656
Franchise Films, Inc.                                              14,625

PREFERRED SERIES A STOCKHOLDERS

Raymond C. Musci                                                  482,625
Anthony R. Williams                                               351,000
Robert Holmes                                                      87,750
Kevin Bermeister                                                   10,969
Mark Dyne                                                          10,969
Elie Samaha                                                        21,938
FIMAS, L.P., a Partnership                                         10,969

PREFERRED SERIES B STOCKHOLDERS

PAR Capital Management, Inc                                       198,301
Raymond C. Musci                                                   28,329
Anthony R. Williams                                                28,329
Morgan Keegan Early Stage Fund, L.P.                               22,092
Robert Holmes, Jr                                                  11,332
Morgan Keegan Employee Investment Fund, L.P.                        6,237

OPTION HOLDERS

Robin Cairns                                                        2,500
Aaron Endo                                                          7,500
Lynnie Nojadera                                                     3,500
Joe Morici                                                          5,000
Hideo Oishi                                                         5,000

Mark Dyne                                   4,000
Robert Holmes                               4,000
Robert Lloyd                                4,000
Scott Smith                                 1,250
George M. Sundheim, III                     4,000
Sherri Zook                                 2,500
Joe Booth                                   6,000
Lisa Cheney Bolcato                         4,500
Pierson Lippard                             4,000
Matt Wilkinson                              4,000
Samuel Allen                                2,500
Pete Johnson                                2,500
Kevin Watts                                 2,500
Richard Coles                               1,250
Paul Hodge                                  1,250
Karl D'Costa                                1,250
Mark Harris                                 1,250
Mikel Barron Bilbao                         1,250
Rachel Segens                               1,250
Charlie Hasdell                             1,250
Jake Noakes                                 1,250
Thomas Woodley                              1,250
Doug Day                                    1,250
Michael Jacobsen                            1,250
Jeff Pena                                   2,500
Stephen Ambler                             12,750
Susan Kramer                                2,500
David Blundell                              1,250
Matthew Cooling                             1,250
Marcus Fielding                             1,250
Anne-Christine Gasc                         1,250
James Hawkins                               1,250
Ciaran Rooney                               1,250
Magnolia Tsele                              1,250
Andrew Williams                             1,250

WARRANT HOLDERS

PAR Capital                                30,000
K & L 2000                                 10,000

                                  SCHEDULE 2.3

                                  Subsidiaries


BAM Studios (Europe) Ltd.

        2 shares issued to BAM! Entertainment Limited (1 Pound Sterling) per share

BAM Entertainment Ltd.

        2 shares issued to BAM! Entertainment, Inc. (1 Pound Sterling) per share

                                  SCHEDULE 2.7

                                   Litigation


In a letter dated May 21, 2001, Nintendo of North America and Spike Co., Ltd. received a letter from counsel to World Wrestling Federation Entertainment, Inc. ("WWFE") claiming a yet to be released game "Fire ProWrestling" (the "Game") violated certain WWFE intellectual property rights and demanding that each of them cease the US distribution of the Game. The Company, which holds the rights to the US version of the Game, believes that the Game slated for sale in North America does not violate WWFE's rights as the US version does not contain references to the characters, moves or wrestling organizations mentioned in the letter.

                                 SCHEDULE 2.8(a)

                         Material Intellectual Property


Trademark application attached.
List of attached agreements.

                                 SCHEDULE 2.8(b)

                              Certain IP Agreements

PowerPuff Girls license with Warner Brothers (8/16/00 -- 8/16/03)
Sports Illustrated, Inc. for Kids with Time (7/12/00)
Franchise Films Output Agreement (4/7/00 -- 4/7/03)
Spyglass Entertainment Group, L.P. Output Agreement (10/1/00 -- 10/1/05)

                                  SCHEDULE 2.10

                                   Agreements


List of agreements attached.

                                SCHEDULE 2.10(b)

                             Non-binding Agreements

See attached list.

                                  SCHEDULE 2.11

                                   Liabilities


None.

                                  SCHEDULE 2.13

                                    Conflicts

Directors:

        Mark Dynes: Chairman & CEO of Brilliant Digital Entertainment (BDE -
AMEX), beneficial owner of roughly 8% of the common stock outstanding, owns and/or controls roughly 40% of Infogrames/OziSoft, a video game distributor in Australia; also holds approximately 2% of Titus.

        Robert Holmes: GBA, LLC - managing member of investment venture into Ripcord, some Southpeak; PCH, LLC - managing member investment venture; Entertainment Brands, Inc. - Director, shareholder; Ripcord Games Director, shareholder (1/3); Northport Ventures - venture company; Acclaim Entertainment - contractual representatives and stock; Take Two - stock remaining from early private placement; Business Incubation Group no current conflict, (some emulator proposals that involve Raymond C. Musci); iBuyline, Inc. - ESD company sold to aggregator; NTN communications - shareholder - mini games and wireless.

        Raymond C. Musci: Director of Brilliant Digital Entertainment.



                                     xviii

                                  SCHEDULE 2.17

                             Employee Benefit Plans



BAM! 401(k) Plan Summary Plan Description attached.

U.K. Employees are not entitled to participate in the BAM! 401(K) Plan, but an equivalent European pension plan is planned.

                                  SCHEDULE 2.24

                              Financial Statements


Financial Statements attached.

                                SCHEDULE 2.25(d)

                          Changes; Contracts/Agreements

First Amendment to Master Purchase Order Assignment Agreement (attached).

Second Amendment to Master Purchase Order Assignment Agreement (attached).

Third Amendment to Master Purchase Order Assignment Agreement (attached).

Warner Bros. License Agreement #12177-PPG (Powerpuff Girls)-Amendment #1 (attached).

                                SCHEDULE 2.25(e)

                Changes; Compensation/Agreements with employees, representatives, agents, officers, directors or stockholders


Changes to compensation arrangement or agreement with any employee, representative, agents, officer, director or stockholder attached.

                                SCHEDULE 2.25(i)

                            Changes; Loans/Guarantee


Comerica loan documents attached.



                                     xxiii